Exhibit 10.3

SECOND AMENDED AND RESTATED TERM NOTE

$ 30,000,000	Greenwood Village, Colorado
February 26, 2021

FOR VALUE RECEIVED, SOUTHWEST IOWA RENEWABLE ENERGY, LLC, a limited liability company organized and existing under the laws of Iowa (the “Company”), hereby promises to pay to the order of FARM CREDIT SERVICES OF AMERICA, FLCA (which, together with its endorsees, successors, and assigns, is referred to herein as the “Bank”), at the office of CoBank, ACB (the “Agent”) located at 6340 S. Fiddlers Green Circle, Greenwood Village, Colorado 80111 (or at such other place of payment designated by the holder hereof to the Company), the principal sum of THIRTY MILLION DOLLARS ($30,000,000) (such amount, the “Term Loan Amount”) (each loan and any one or more portions of any loan being referred to herein as a “Loan”), and to pay interest, as set forth below, from the date hereof until Payment in Full on the principal amount remaining from time to time outstanding at the rates set forth below, in lawful money of the United States of America in immediately available funds, payable with interest thereon, as set forth below, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and without set-off, counterclaim or other deduction of any nature.  This Second Amended and Restated Term Note (as amended, restated, modified, supplemented, replaced, refinanced or renewed from time to time, this “Note”) is given pursuant to that Credit Agreement dated as of June 24, 2014, Amendment No. 1 to Credit Agreement dated as of February 11, 2015, Amendment No. 2 to Credit Agreement dated as of February 11, 2015, Amendment No. 3 to Credit Agreement dated as of January 25, 2016, Amendment No. 4 to Credit Agreement dated as of November 8, 2019 and Amendment No. 5 to Credit Agreement dated as of even date herewith, in each case, between the Company, the Bank, Farm Credit Services of America, PCA and the Agent (as amended, restated, modified or supplemented from time to time, collectively the “Agreement”).  Capitalized terms not otherwise defined in this Note shall have the respective meanings ascribed to them by the Agreement, including Annex A thereto, and the Rules of Construction set forth in such Annex A shall apply to this Note.  This Note amends and restates, but does not constitute payment of the indebtedness evidenced by, the First Amended and Restated Term Note dated as of November 8, 2019 by the Company to the order of the Bank in the original principal amount of $30,000,000 (the “First Amended and Restated Term Note”).

1.          Borrowing Availability.  The principal amount of $30,000,000 was originally advanced to the Company on June 24, 2014 under the Term Note dated as of June 24, 2014 by the Company to the order of the Bank.  The principal amount of $30,000,000 was re-advanced to the Company on or before December 15, 2019 (the “Term Loan Availability Expiration Date”) under the First Amended and Restated Term Note.  No additional advances shall be permitted under this Note.

2.         Purpose of Term Loan.  The proceeds of the Term Loan shall be used to (a) fund the ICM Unit Repurchase (as defined in the Agreement), (b) finance capital expenditures and (c) provide Working Capital for the Company, and the Company shall use the Term Loan for no other purpose.

3.         Principal Payments.  As of the date hereof, the remaining principal balance of the Loan is $26,250,000.  The remaining principal hereunder shall be due and payable with one (1) installment of $3,750,000 on March 1, 2021 and four (4) equal consecutive semi-annual installments of $3,750,000 on each September 1 and March 1, beginning on March 1, 2022 and continuing thereafter through September 1, 2023.  On November 15, 2024 (the “Maturity Date”), the entire remaining indebtedness evidenced by this Note, if not sooner paid in accordance with the terms of the Agreement and this Note, shall be due and payable.

4.          Interest Payments.  The Company hereby further promises to pay to the order of the Agent, at the times and on the dates provided in the Agreement, interest on the unpaid principal amount of the Loans from the date hereof until the Payment in Full of all of the Loans at the rate or rates comprising the Interest Rate Option(s) (defined below), which the Company shall select in accordance with the terms hereof to apply to each Loan, it being understood that, subject to the provisions of this Note and the Agreement, the Company may select different Interest Rate Options and different Interest Periods to apply to the Loans and may convert to or renew one or more Interest Rate Options with respect to any one or more of the Loans; provided that in the event the Company shall fail to timely select an Interest Rate Option to apply to any one or more Loans, such Loans shall bear interest at the LIBOR Index Option, and provided further that if an Event of Default or Default exists and is continuing, the Company may not request, convert to, or renew the LIBOR Option  or the Quoted Rate Option  for any Loans, and the Agent may demand that all existing Loans bearing interest under the LIBOR Option or the Quoted Rate Option shall be converted immediately to the LIBOR Index Option, and the Company shall be obligated to pay the Agent any indemnity, costs, and expenses arising in connection with such conversion.

5.         Interest Rate Options.  The Company shall have the right to select from the following interest rate options with respect to the Loans (each, an “Interest Rate Option”): (a) upon the selection of a LIBOR Option, the LIBOR Rate with a LIBOR Rate Spread of 3.40% per annum (the “LIBOR Rate Spread”) with such LIBOR Rate to remain fixed for the Interest Period selected by the Company therefor, or (b) upon the selection of a LIBOR Index Option, the LIBOR Index Rate with a LIBOR Index Spread of 3.40% per annum (the “LIBOR Index Spread”) or (c) upon the selection of a Quoted Rate Option, the Quoted Rate with such Quoted Rate to remain fixed for such period as is confirmed to the Company by the Agent.

6.          Loan Requests.  Subject to the terms and conditions of this Note and the Agreement, the Company may prior to the Term Loan Availability Expiration Date request the Bank to make the Term Loan and the Company may from time to time prior to the Maturity Date request the Agent to renew or convert the Interest Rate Option applicable to an existing Loan, by delivering, in accordance with the notice provisions of the Agreement, to the Agent not later than 12:00 noon (Denver time),

(a) three (3) Business Days prior to the proposed Business Day of borrowing at, or the conversion to or renewal of, the LIBOR Option with respect to such Loan, (b) the same Business Day as the proposed Business Day of borrowing with respect to a Loan to which the LIBOR Index Option will apply, and (c) the same Business Day as the proposed Business Day of borrowing with respect to a Loan to which the Quoted Rate Option will apply or the last day of the preceding Interest Period or Quoted Rate period with respect to the conversion to or renewal of the Quoted Rate Option for a Loan, a duly completed request therefor substantially in the form of Exhibit A hereto (or a request made by CoLink or by telephone, but subject to the same deadline and containing substantially the same information, and in the case of a telephone request, immediately confirmed in writing substantially in the form of Exhibit A and delivered in accordance with the terms hereof) by physical delivery, facsimile, or electronic mail (each such request, whether telephonic or written and regardless how delivered, a “Loan Request”), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify the amount of the proposed Loan, the Interest Rate Option to be applicable thereto, and, if applicable, the Interest Period therefor (each Quoted Rate applicable to a Loan shall remain fixed for such period as is confirmed to the Company by the Agent), which amounts shall be in integral multiples of $500,000 for each Loan under the LIBOR Option and in integral multiples of $500,000 for each Loan under the Quoted Rate Option.  In the case of the renewal of a LIBOR Option for a Loan, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.  All notices and requests hereunder shall be given, and all borrowings and all conversions or renewals of Interest Rate Options shall occur, only on Business Days.

7.           Loans; Limitations.

(a)          Under the LIBOR Option: (1) the LIBOR Rate shall be fixed for an Interest Period selected by the Company; (2) at no time shall more than 10 Loans to which the LIBOR Option applies be outstanding at any one time; and (3) amounts may be fixed in increments of $500,000 or integral multiples thereof.

2

(b)          Under the Quoted Rate Option, a Quoted Rate may be fixed on such balance and for such period, and shall be subject to such rules and requirements as may be established by the Agent in its sole discretion in each instance, provided that: (1) the minimum fixed period hereunder shall be 365 days; (2) at no time shall more than 10 Loans to which the Quoted Rate Option applies be outstanding at any one time; and (3) amounts may be fixed in increments of $500,000 or integral multiples thereof.  The Agent’s determination of the Quoted Rate shall be conclusive and binding upon the Company absent manifest error.

8.          Incomplete Loan Requests; Consequences.  If no Interest Rate Option or applicable Interest Period is timely selected when a Loan is requested or with respect to the end of any applicable Interest Period or Quoted Rate period for a Loan or prior to a requested conversion to a LIBOR Option or Quoted Rate Option for a Loan previously subject to a different Interest Rate Option, the Company shall be deemed to have selected a LIBOR Index Option for such Loan.  In no event shall the interest rate(s) applicable to principal outstanding hereunder exceed the maximum rate of interest allowed by applicable Law, as amended from time to time; any payment of interest or in the nature of interest in excess of such limitation shall be credited as a payment of principal unless the Company requests the return of such amount.

9.          Miscellaneous.

(a)          This Note is the Term Note referred to in, and is entitled to the benefits of, the Agreement and the other Loan Documents referred to therein.  Reference is made to the Agreement for a description of the relative rights and obligations of the Company, the Bank and the Agent, including rights and obligations of prepayment, collateral securing payment hereof, Events of Default, and rights of acceleration of maturity upon the occurrence of an Event of Default.

(b)          No delay on the part of the holder hereof in exercising any of its options, powers, or rights, or partial or single exercise thereof, shall constitute a waiver thereof.  The options, powers, and rights specified herein of the holder hereof are in addition to those otherwise created or permitted by Law, the Agreement, and the other Loan Documents.  There are no claims, set-offs, or deductions of any nature as of the date hereof that could be made or asserted by the Company against the Bank and / or the Agent or against any amount due or to become due under this Note; all such claims, set-offs, or deductions are hereby waived by the Company.

(c)          Delivery of an executed signature page of this Note by telecopy or email (as a .pdf attachment thereto or otherwise) shall be as effective as delivery of a manually executed counterpart of this Note, but shall in any event be promptly followed by delivery of the original manually executed signature page (provided, however, that the failure to do so shall in no event adversely affect the rights of the Bank and / or the Agent hereunder whatsoever).  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF and intending to be legally bound hereby, the Company has executed this Note as of the date hereof by its duly Authorized Officer.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Michael D. Jerke
Name:	Michael D. Jerke
Title:	General Manager, President and CEO

AGREED AND ACCEPTED:

COBANK, ACB

By:	/s/ Tom D. Houser
Name:	Tom D. Houser
Title:	Vice President

EXHIBIT A

FORM OF TERM LOAN REQUEST

[_____________], 20[__]

To:  CoBank, ACB (the “Agent”)

From:  Southwest Iowa Renewable Energy, LLC (the “Company”)

Re:
Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), dated as of June 24, 2014, by and between the Company, Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA, as Lender, and the Agent

Pursuant to Section 2.1 of the Credit Agreement, the Company hereby gives notice of its desire to receive a Term Loan in accordance with the terms set forth below (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement):

(a) The Term Loan requested pursuant to this Loan Request shall be made on [_________], 20[__].

(b) The aggregate principal amount of the Term Loan requested hereunder is [_____________] Dollars ($[_________]).

(c) The Term Loan requested hereunder shall initially bear interest at the [select one]:

☐ LIBOR Index Option;

☐ LIBOR Option; or

☐ Quoted Rate Option.

If the LIBOR Option is selected, the initial Interest Period shall be a [___] month period [select one, three, six or twelve months].

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:
Name:
Title:

2